SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – August 5, 2005

OMNICARE, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-8269	31-1001351
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 East RiverCenter Boulevard Suite 1600 Covington, Kentucky	41011
(Address of Principal Executive Offices)	(Zip Code)

(859) 392-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 5, 2005, Omnicare, Inc. (“Omnicare” or the “Company”) entered into an employment agreement (the “Employment Agreement”) with Glen Laschober to serve as Executive Vice President and Chief Operating Officer the Company. The Employment Agreement is effective as of August 15, 2005, the date Mr. Laschober will begin employment with Omnicare and contains the following key terms: (a) a term of two years beginning on August 15, 2005, subject to automatic one year extensions, unless written notice of non-extension is provided by either party; (b) the title and position of Executive Vice President and Chief Operating Officer of Omnicare reporting directly to the President and Chief Executive Officer of Omnicare; (c) an initial base salary of $360,000; (d) an annual target bonus of up to 100% of base salary under annual bonus program for senior management of Omnicare; provided that for the 2005 calendar year, Mr. Laschober will earn a minimum bonus of $180,000; (e) a grant of stock options for 42,000 shares of Omnicare’s common stock; (f) a grant of restricted stock in 2006 and 2007 equal to the value of the long-term incentive plan benefits (valued at $127,000) and the stock option benefits (valued at the in-the-money stock option value on the applicable vesting date) under the plans of Mr. Laschober’s former employer that he is forfeiting by accepting this position with Omnicare; (g) in the event of a termination of Mr. Laschober’s employment other than for cause (as defined in the Employment Agreement) or a resignation for good reason (as defined in the Employment Agreement), Mr. Laschober will be entitled to severance equal to two times his then-current base salary and two times his last annual bonus; (h) in the event of a change-in-control, Mr. Laschober will be entitled to a gross-up payment for any payment from Omnicare subject to the parachute excise tax pursuant to section 280G of the internal revenue code; and (i) Mr. Laschober’s agreement is to be bound by restrictive covenants regarding (a) disclosure of confidential information for his lifetime, (b) non-solicitation with clients and employees for 2 years after termination of employment and (c) non-competition with Omnicare’s businesses for 2 years after termination of employment.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to such Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Additionally, Mr. Laschober will participate in the Company’s deferred compensation plan which will invest 6% of his annual cash compensation (base salary, annual bonus and the value of restricted stock vesting in such year) in a tax-deferred account. Mr. Laschober will also have the ability to participate in the Company’s health, dental, life and disability programs for similarly situated employees.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 10, 2005, Omnicare issued a press release, announcing, among other things, that Glen Laschober, age 55, has been appointed to serve as Executive Vice

President and Chief Operating Officer of the Company effective as of August 15, 2005. Mr. Laschober most recently served as the Chief Operating Officer of the PharmaCare Division of CVS Corporation. The information contained under Item 1.01 above is incorporated herein by reference.

As of August 15, 2005, Patrick E. Keefe, the Company’s Executive Vice President – Operations, will continue to serve the Company in his new role as Executive Vice President – Global Markets, a newly created position responsible for the management of Omnicare’s major market accounts domestically as well as the development and expansion of the Company’s international business. In addition, Mr. Keefe will assume responsibility for the Company’s newly acquired group purchasing organization and retail pharmacy operations. Mr. Keefe will remain an officer of the Company for Section 16 of the Securities Exchange Act of 1934, as amended, reporting purposes. Aside from his change in title and duties, Mr. Keefe’s employment arrangements with Omnicare remain the same.

The full text of the above referenced press release is set forth in Exhibit 99.1 attached hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

10.1	Employment Agreement, entered into as of August 5, 2005, by and between OMNICARE, INC. and GLEN LASCHOBER

99.1	Press Release of Omnicare, Inc., dated August 10, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNICARE, INC.

By:	/s/ Cheryl D. Hodges
Name:	Cheryl D. Hodges
Title:	Senior Vice President and Secretary

Dated: August 11, 2005

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
10.1	Employment Agreement, entered into as of August 5, 2005, by and between OMNICARE, INC. and GLEN LASCHOBER

99.1	Press Release of Omnicare, Inc., dated August 10, 2005